UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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Opsware Inc.
(Exact Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May 25, 2006

Dear Stockholder:

We are pleased to invite you to attend the 2006 Annual Meeting of Stockholders of Opsware Inc. on Tuesday, June 20, 2006 to be held at the Sheraton Hotel, 1100 North Mathilda Avenue, Sunnyvale, California beginning at 9:30 a.m., Pacific Time.

Enclosed are the Notice of Annual Meeting of Stockholders and the Proxy Statement describing the business that will be acted upon at the Annual Meeting. Please vote on each of the business items to come before the meeting, as it is important that your shares are represented. Whether or not you plan to attend the meeting, please complete, sign, date and return the enclosed proxy card in the envelope provided.

We have also enclosed a copy of Opsware’s Annual Report on Form 10-K. We encourage you to read the Annual Report on Form 10-K, which includes information on our products, operations, markets and goals, as well as our audited financial statements for the fiscal year ended January 31, 2006.

We look forward to seeing you at the Annual Meeting.

Sincerely,

Marc L. Andreessen	Benjamin A. Horowitz
Chairman of the Board	President and CEO
Sunnyvale, California
May 25, 2006

599 N. Mathilda Avenue  |  Sunnyvale, CA 94085  |  phone 408-744-7300  |  fax 408-744-7379  |  www.opsware.com

OPSWARE INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 20, 2006

TO THE STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Opsware Inc., a Delaware corporation, will be held on Tuesday, June 20, 2006, at 9:30 a.m., Pacific Time, at the Sheraton Hotel at 1100 North Mathilda Avenue, Sunnyvale, California for the following purposes:

1.      To elect three directors to serve until the 2009 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

2.      To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2007; and

3.      To transact such other business as may properly come before the Annual Meeting or before any adjournments or postponements thereof, including any motion to adjourn or postpone to a later date to permit further solicitation of proxies if necessary.

The foregoing items of business are more fully described in the Proxy Statement accompanying this notice. Only stockholders of record at the close of business on May 10, 2006 are entitled to notice of and to vote at the Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the meeting, you are urged to complete, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.

Sincerely,

Jordan J. Breslow
General Counsel and Secretary
Sunnyvale, California
May 25, 2006

YOUR VOTE IS IMPORTANT.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN,
DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED
POSTAGE-PREPAID ENVELOPE.

599 N. Mathilda Avenue  |  Sunnyvale, CA 94085  |  phone 408-744-7300  |  fax 408-744-7379  |  www.opsware.com

The information contained under the captions “Report of the Compensation and Organizational Development Committee Regarding Compensation,” “Report of the Audit Committee of the Board of Directors” and “Performance Graph” shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent that we specifically incorporate this information by reference into such filing.

OPSWARE INC.

PROXY STATEMENT FOR 2006
ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed Proxy is solicited on behalf of the Board of Directors of Opsware Inc., a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on Tuesday, June 20, 2006 at 9:30 a.m., Pacific Time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Sheraton Hotel at 1100 Mathilda Avenue, Sunnyvale, California. Our principal executive offices are at 599 N. Mathilda Avenue, Sunnyvale, California 94085, and our telephone number is (408)744-7300.

These proxy solicitation materials and the Annual Report on Form 10-K for the fiscal year ended January 31, 2006, including audited financial statements, were first mailed on or about May 25, 2006 to all stockholders entitled to vote at the meeting.

Record Date; Outstanding Shares

Stockholders of record at the close of business on May 10, 2006, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting. Opsware has one class and series of shares outstanding, designated common stock, $0.001 par value per share. As of the record date, 100,141,278 shares of our common stock were issued and outstanding and held of record by approximately 910 stockholders. As of the record date, no shares of our preferred stock were outstanding.

Solicitation of Proxies

This solicitation of proxies is made by Opsware, and all related costs will be borne by Opsware. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of our directors, officers and regular employees, without additional compensation, in person or by telephone or facsimile.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted by:

•       delivering to Opsware (Attention: Jordan J. Breslow, General Counsel and Secretary) a written notice of revocation or a duly executed proxy bearing a later date; or

•       attending the meeting, establishing your right to vote and voting in person.

Please note, however, that if a stockholder’s shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the meeting, the stockholder must bring to the meeting a letter from the broker, bank or other nominee confirming the stockholder’s beneficial ownership of the shares and that the broker, bank or other nominee is not voting the shares at the meeting.

Voting

Each stockholder is entitled to one vote for each share held as of the record date.

When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted FOR the election of the nominees for directors and FOR Proposal Two and such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Quorum

A quorum is required for stockholders to conduct business at the Annual Meeting. The presence in person or by proxy of the holders of shares having a majority of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote at the meeting will constitute a quorum.

Effect of Abstentions

While no definitive statutory or case law authority exists in Delaware as to the proper treatment of abstentions, we believe that abstentions should be counted for purposes of determining both the presence of a quorum for the transaction of business and the outcome of a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, we intend to treat abstentions in this manner. Accordingly, abstentions are counted for the purposes of establishing a quorum and will have the same effect as a vote against the proposal (other than the election of directors). If a stockholder chooses to leave shares unvoted, they will not be counted for the purpose of establishing a quorum or determining the outcome of any of the proposals.

Effect of “Broker Non-Votes”

If a stockholder does not give its broker instructions as to how to vote the shares, the broker has authority under New York Stock Exchange rules to vote those shares for or against certain “routine” matters, which include all of the proposals to be voted on at our Annual Meeting this year. If a broker votes shares that are unvoted by its customers for or against a proposal, these shares are counted for the purpose of establishing a quorum and will also be counted for the purpose of determining the outcome of all of the proposals. If a broker chooses to leave shares unvoted, even on “routine” matters, they will not be counted for the purpose of establishing a quorum or determining the outcome of any of the proposals.

Although all of the proposals to be voted on at the Annual Meeting are considered “routine,” where a matter is not “routine,” a broker generally would not be entitled to vote its customers’ unvoted shares. These so-called “broker non-votes” would be counted for the purpose of establishing whether a quorum is present, however, these would not be taken into account in determining the outcome of any of the proposals.

Vote Required

With respect to Proposal One, a plurality of the votes duly cast will be required to elect each nominee to the Board. With respect to Proposal Two, the affirmative vote of the holders of a majority of the common stock present in person or represented by proxy and entitled to vote is required to approve this proposal.

Voting via the Internet and by Telephone

Shareholders whose shares are registered in the name of a bank or brokerage firm may be eligible to vote electronically through the Internet or by telephone. A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program. This program provides eligible shareholders the opportunity to vote via the Internet or by telephone. Voting forms will provide instructions for shareholders whose bank or brokerage firm is participating in ADP’s program.

Registered shareholders may vote electronically through the Internet by following the instructions included with their proxy card. A shareholder not wishing to vote electronically through the Internet or whose form does not reference Internet or telephone voting information should complete and return the enclosed paper proxy card. Signing and returning the proxy card or submitting the proxy via the Internet or by telephone does not affect the right to vote in person at the Annual Meeting.

Deadline for Receipt of Stockholder Proposals

Stockholders are entitled to present proposals for action at an Annual Meeting if they comply with the requirements of Delaware law, our bylaws and the proxy rules established by the Securities and Exchange Commission. Proposals of our stockholders that are intended to be included in the proxy statement and form of proxy relating to our 2007 Annual Meeting or that are intended to be presented directly at that meeting must be received by us no later than 120 days prior to the one-year anniversary of the date of this Proxy Statement, or January 25, 2007.

In the event that the date of the 2007 Annual Meeting is changed by more than 30 days from the date of the 2006 Annual Meeting, to be timely, notice by a stockholder must be received no later than the close of business on the later of 120 calendar days in advance of the 2007 Annual Meeting and 10 calendar days following the date on which public announcement of the date of the 2007 Annual Meeting is made. Assuming the date of the 2007 Annual Meeting is not changed by more than 30 days from the date of the 2006 Annual Meeting, Securities and Exchange Commission rules permit management to vote proxies on such proposals in its discretion if (a) we receive notice before the close of business on January 25, 2007 and advise stockholders in next year’s proxy statement about the nature of the matter and how management intends to vote on the matter or (b) we do not receive notice of the proposal prior to the close of business on January 25, 2007.

In submitting proposals, stockholders must comply with the procedural requirements of our bylaws and the Securities Exchange Act. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including any conditions established by the Securities and Exchange Commission.

All submissions to, or requests from, the Secretary of Opsware should be made to our principal executive offices at 599 N. Mathilda Avenue, Sunnyvale, California 94085 (Attention: Jordan J. Breslow, General Counsel and Secretary).

PROPOSAL ONE
ELECTION OF DIRECTORS

Our Board of Directors currently consists of seven directors and is classified into three classes, with two members in each of Class I and Class II and three members in Class III. Members of our Board serve staggered three-year terms. At each Annual Meeting, one class of directors is elected for a term of three years to succeed those directors whose terms expire on the date of that Annual Meeting. At this Annual Meeting, Class III will stand for re-election.

Directors and Nominees

The nominees for election to Class III of the Board at this Annual Meeting are William V. Campbell, Michael S. Ovitz and Michelangelo A. Volpi. If elected, Messrs. Campbell, Ovitz and Volpi will serve as directors (i) until the Annual Meeting of Stockholders in 2009 (or until their earlier resignation or removal) or (ii) until their respective successors are elected and qualified. The proxy holders may not vote the proxies for a greater number of persons than the number of nominees named. Unless otherwise instructed, the proxy holders will vote the proxies received by them for Opsware’s nominees.

We are not aware that any of the nominees will be unable or will decline to serve as a director. In the event that any of the nominees are unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for the nominee or nominees who shall be designated by the present Board to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of the nominees listed below, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

The following table presents information regarding our directors and the nominees for election to our Board of Directors and their committee memberships, if any, as of the date of this Proxy Statement:

Class	Expiration of Term	Name	Age	Current Occupation/Position	Director Since
Class I	2007 Annual Meeting	Benjamin A. Horowitz	39	President, Chief Executive Officer and Director, Opsware Inc.	1999
		Simon M. Lorne	60	Vice Chairman and Chief Legal Officer, Millennium Partners, LP	2002
Class II	2008 Annual Meeting	Marc L. Andreessen	34	Chairman of the Board, Opsware Inc.	1999
		Mike J. Homer	48	Director, Opsware Inc.	2003
Class III	2009 Annual Meeting	William V. Campbell	65	Chairman of the Board, Intuit Inc.	2000
		Michael S. Ovitz	59	Principal, CKE Associates	2000
		Michelangelo A. Volpi	39	Senior Vice President/General Manager, Cisco Systems, Inc.	2003

Nominees for Election at the 2006 Annual Meeting

William V. Campbell has served as a director of Opsware since August 2000. Mr. Campbell has served as a director of Intuit Inc., a finance software and services company, since April 1994 and as Chairman of the Board of Intuit since August 1998. He also served as Intuit’s Acting Chief Executive Officer from September 1999 to January 2000 and as its President and Chief Executive Officer from April 1994 to July 1998. Mr. Campbell also serves on the board of directors of Apple Computer, Inc. Mr. Campbell holds both a B.A. in economics and an M.A. from Columbia University, where he has been appointed as the Chairman of the Board of Trustees.

Michael S. Ovitz has served as a director of Opsware since July 2000. Mr. Ovitz co-founded Creative Artists Agency, a talent representation company, and served as its Chairman from 1975 to 1995. Mr. Ovitz has served as a Principal of CKE Associates, a consulting company, since July 2002. From December 1998 to June 2002, Mr. Ovitz was a Principal of Artists Management Group, a talent representation company. From January 1997 to December 1998, Mr. Ovitz was a self-employed private investor. From October 1995 to December 1996, Mr. Ovitz was President of The Walt Disney Company, an entertainment company. Mr. Ovitz currently serves as a director of the Yankee Candle Corporation, Chairman of the Executive Board of the University of California at Los Angeles Hospital and Medical Center, a member of the Board of Directors of D.A.R.E. America and a member of the Board of Advisors at the University of California, Los Angeles School of Theater, Film and Television. Mr. Ovitz also serves on the Board of Trustees of the Museum of Modern Art in New York City and is a member of the Council on Foreign Relations. Mr. Ovitz holds a B.A. in psychology from the University of California, Los Angeles.

Michelangelo A. Volpi has served as a director of Opsware since August 2003. Mr. Volpi currently serves as Senior Vice President/General Manager of the Routing and Service Provider Technology Group of Cisco Systems, Inc., a network equipment manufacturer. From 1994 to 2001, Mr. Volpi held various positions at Cisco, including Senior Vice President, Chief Strategy Officer, Senior Vice President of Business Development/Global Alliances, Vice President of Business Development, Director of Business Development and Business Development Manager. Prior to joining Cisco, Mr. Volpi held various management positions at the Hewlett Packard Company’s Optoelectronics Division. Mr. Volpi also serves on the board of directors of Equinix, Inc. Mr. Volpi holds a B.S. in mechanical engineering, an M.S. in manufacturing systems engineering and an M.B.A., all from Stanford University.

The Board unanimously recommends voting FOR the election of
William V. Campbell, Michael S. Ovitz and Michelangelo A. Volpi to Class III of the Board.

Directors Continuing in Office Until the 2007 Annual Meeting

Benjamin A. Horowitz is a co-founder of Opsware and has served as our President and Chief Executive Officer and as a director since September 1999. Prior to co-founding Opsware, Mr. Horowitz served as Vice President and General Manager of the E-Commerce Platform division of America Online, Inc. from April 1999 to September 1999. From July 1995 to April 1999, Mr. Horowitz was a vice president at Netscape Communications Corporation. Mr. Horowitz serves on the board of directors of MIPS Technologies, Inc. Mr. Horowitz holds a B.A. in computer science from Columbia University and an M.S. in computer science from the University of California, Los Angeles.

Simon M. Lorne has served as a director of Opsware since September 2002. Mr. Lorne is currently Vice Chairman and Chief Legal Officer of Millennium Partners L.P., a hedge fund. From 1999 to 2004, Mr. Lorne was a partner of the law firm of Munger, Tolles & Olson LLP. From 1996 to 1997, Mr. Lorne was a Managing Director of Salomon Brothers, an investment banking firm, where he served as global head of internal audit of that firm and of its parent corporation, Salomon Inc., and as a senior member of the control team. Following the 1997 merger of Salomon Inc. into Travelers Group Inc. (and of Salomon Brothers into Salomon Smith Barney), he continued as a Managing Director and as a senior member of the legal department. After the 1998 merger of Travelers Group Inc. with Citicorp to form Citigroup Inc., he organized and coordinated the global compliance function of Citigroup Inc., which embraced the securities, banking and insurance activities of that entity while continuing as a Managing Director of Salomon Smith Barney. From 1993 to 1996, Mr. Lorne served as General Counsel of the United States Securities and Exchange Commission. Mr. Lorne is also on the Board of Directors of Teledyne Technologies Incorporated, a provider of electronic components, instruments and communications products, as well as systems engineering solutions and information technology services. Mr. Lorne holds an A.B. in economics from Occidental College and a J.D. from the University of Michigan Law School.

Directors Continuing in Office Until the 2008 Annual Meeting

Marc L. Andreessen is a co-founder of Opsware and has served as the Chairman of our board of directors since September 1999. Prior to co-founding Opsware, Mr. Andreessen served as Chief Technology Officer of America Online, Inc., a new media company, from March 1999 to September 1999. Mr. Andreessen was a co-founder of Netscape Communications Corporation, a software company, serving in various positions from April 1994 until March 1999, including Chief Technology Officer and Executive Vice President of Products. He served on Netscape’s board of directors from April 1994 until March 1999. Mr. Andreessen holds a B.S. in computer science from the University of Illinois at Urbana-Champaign.

Mike J. Homer has served as a director of Opsware since August 2003. Mr. Homer served as the Chairman of Kontiki, Inc., a video on demand solutions company, from November 2000 to March 2006 and served as Kontiki’s Chief Executive Officer from November 2000 to November 2003. From April 1999 to November 2000, Mr. Homer was Senior Vice President at America Online. From October 1994 to April 1999, Mr. Homer held various positions at Netscape Communications, including Executive Vice President, Sales and Marketing and General Manager of Netscape Netcenter. From April 1994 to October 1994, Mr. Homer was a consultant. From August 1993 to April 1994, Mr. Homer served as Vice President, Engineering at EO Corporation, a hand-held computer manufacturer, and from July 1991 to July 1993, Mr. Homer was Vice President, Marketing of Go Corporation, a pen-based software company. From 1982 to 1991, Mr. Homer held various technical and marketing positions at Apple Computer, Inc., a computer company. Mr. Homer holds a B.S. in finance from the University of California at Berkeley. Mr. Homer also serves on the board of directors of palmOne, Inc.

Board Meetings

The Board held a total of five meetings during the fiscal year ended January 31, 2006. No director attended less than 75% of the total number of meetings of the Board and all committees on which such director served during the fiscal year ended January 31, 2006, except that Mr. Volpi attended six of the ten total meetings held by the Board and the committee on which he served during the past fiscal year.

Director Independence

The Board has determined that each of our directors is an independent director as defined by the rules of the NASDAQ Stock Market, other than Mr. Andreessen and Mr. Horowitz, each of whom is currently an employee of Opsware.

Board Committees

 Our Board currently has three committees: (i) an audit committee, (ii) a compensation and organizational development committee (which we also refer to in this proxy statement as our “compensation committee”) and (iii) a nominating and corporate governance committee. The charter for each committee is available on our website at http://www.opsware.com/company/governance and a copy of our audit committee charter is attached to this proxy statement as Appendix A.

The following is membership and meeting information for each of these committees during the fiscal year ended January 31, 2006, followed by a description of each committee and its functions.

Board Member	Audit Committee	Compensation & Organizational Development Committee	Nominating & Corporate Governance Committee
Benjamin A. Horowitz
Simon M. Lorne	X	X	X
Marc L. Andreessen
Mike J. Homer	X
William V. Campbell	X	X
Michael S. Ovitz			X
Michelangelo A. Volpi		X
Total meetings in past fiscal year	8	5	5

Audit Committee.   Each member of this committee is “independent” and meets the financial experience requirements under both the Securities and Exchange Commission rules and the NASDAQ Stock Market listing standards. The Board has also determined that Mr. Lorne is an “audit committee financial expert” within the meaning of the rules of the Securities and Exchange Commission and is “financially sophisticated” within the meaning of the rules of the NASDAQ Stock Market. The audit committee is responsible for the appointment, compensation and oversight of our independent registered public accounting firm. In addition, the audit committee reviews the results and scope of audit and other services provided by our independent registered public accounting firm and reviews the accounting principles and auditing practices and procedures to be used for our financial statements, our financial reporting process and our internal control systems and practices.

Compensation and Organizational Development Committee.   Each member of this committee is “independent” under the NASDAQ Stock Market listing standards, an “outside director” under Section 162(m) of the Internal Revenue Code and the regulations thereunder and a “non-employee director” under the Securities Exchange Act. The compensation committee has delegated to Mr. Horowitz (as the “Stock Option Committee”) the authority to approve stock option grants within defined parameters, including a limitation that the Stock Option Committee may not approve grants to persons who are our executive officers and that individual stock option grants may not exceed 75,000 shares of common stock. The compensation committee reviews and determines the compensation of our executive officers, reviews and recommends to the Board the compensation of our non-employee directors, administers our equity compensation plans and reviews our general policies relating to compensation and benefits.

Nominating and Corporate Governance Committee.   Each member of this committee is “independent” under the NASDAQ Stock Market listing standards. The nominating and corporate governance committee identifies, evaluates and nominates candidates for appointment or election as members of our Board, makes recommendations regarding the structure and composition of our Board and committees and advises the Board with respect to corporate governance matters.

Consideration of Director Nominees

Our nominating and corporate governance committee generally identifies nominees for our Board based upon recommendations by our directors and management. The nominating and corporate governance committee will also consider recommendations for nominees for our Board that are properly submitted by our stockholders in accordance with the procedure set forth in our bylaws. To date, we have not received any such recommendations from our stockholders. Stockholders can recommend qualified candidates for our Board by writing to our corporate secretary at Opsware Inc., 599 N. Mathilda Ave.,

Sunnyvale, CA 94085. Submissions that are received and meet the criteria outlined below will be forwarded to the nominating and corporate governance committee for review and consideration. If you would like to recommend a director nominee for the 2007 Annual Meeting, we request that you submit the recommendation at least three months prior to the end of the fiscal year ending January 31, 2007 to ensure adequate time for meaningful consideration by the nominating and corporate governance committee. The nominating and corporate governance committee intends to review periodically whether a more formal policy regarding stockholder nominations should be adopted.

The goal of the nominating and corporate governance committee is to ensure that our Board possesses a variety of perspectives and skills derived from high-quality business and professional experience. The committee seeks to achieve a balance of knowledge, experience and capability on our Board, while maintaining a sense of cooperation that is conducive to a productive working relationship within the Board and between the Board and management. To this end, the committee seeks nominees with the highest professional and personal ethics and values, an understanding of our business and industry, diversity of business experience and expertise, a high level of education, broad-based business acumen and the ability to think strategically. Although the committee uses these and other criteria to evaluate potential nominees, we have no stated minimum criteria for nominees. The committee does not use different standards to evaluate nominees depending on whether they are proposed by our directors and management or by our stockholders. To date, we have not paid any third parties to assist us in this process.

Stockholder Communications with Our Board

Our stockholders may communicate with our Board or any of our individual directors by writing to them care of Opsware Inc., 599 N. Mathilda Ave., Sunnyvale, CA 94085. In addition, all communications that are received by our chief executive officer or chief financial officer that are directed to the attention of our Board are forwarded to our Board for consideration, provided however that correspondence relating to accounting, internal controls or auditing matters will be handled in accordance with our policy regarding accounting complaints and concerns. We do not have a formal policy regarding attendance by members of our Board at our Annual Meeting. Mr. Andreessen and Mr. Horowitz attended our 2005 Annual Meeting.

Code of Conduct and Ethics

We have adopted a Code of Conduct and Ethics that applies to all employees, including our chief executive officer and senior financial officers, including our chief financial officer and controller, and all directors. This code is available on our website at http://www.opsware.com/company/governance. We intend to make all required disclosures concerning any amendments to, or waivers from, our code of ethics on our website.

Directors’ Compensation

Except for grants of stock options under the Director Option Program described below, we do not currently compensate our non-employee directors for their services as directors, other than Mr. Lorne who receives annual cash compensation of $75,000 in connection with his service on the Board and the Board committees. Directors who are employees of Opsware receive compensation for their services as employees, and are eligible to participate in our 2000 Incentive Stock Plan and our Employee Stock Purchase Plan. Mr. Andreessen, the Chairman of our Board, is also an employee of Opsware. During the fiscal year ended January 31, 2006, we paid Mr. Andreessen total cash compensation of $242,500 for his services in the capacities as Chairman of the Board and an employee and granted him a stock option to purchase 75,000 shares of our common stock which vests as to 1/48th of the shares each month. For compensation information regarding Mr. Horowitz, who is also an employee director of Opsware, please see the section of this proxy statement entitled “Executive Compensaton.” We also reimburse each member of our Board for out-of-pocket expenses incurred in connection with attending Board and Board committee meetings.

Our Director Option Program, which is part of our 2000 Incentive Stock Plan, provides for the automatic grant of nonstatutory stock options to non-employee directors. A new non-employee director is granted an option to purchase 50,000 shares when that person first becomes a director, except for those directors who become non-employee directors by ceasing to be employee directors. Twenty-five percent of the shares subject to the option vest and become exercisable on the first anniversary of the date of grant, and 1/48th of the shares subject to the option vest and become exercisable each month thereafter, provided the individual remains a non-employee director on those dates.

Pursuant to our Director Option Program, each non-employee director is automatically granted an option to purchase 25,000 shares on the date of each Annual Meeting of our stockholders, if immediately after the meeting, he or she continues to serve on the Board and has been a director for at least six months prior to the Annual Meeting. Twenty-five percent of the shares subject to the option vest and become exercisable on the first anniversary of the date of grant, and 1/48th of the shares subject to the option vest and become exercisable each month thereafter, provided the individual remains a non-employee director on those dates. Pursuant to this program, during the fiscal year ended January 31, 2005, Mr. Campbell, Mr. Lorne, Mr. Ovitz, Mr. Homer and Mr. Volpi were each granted an option to purchase 25,000 shares on the date of our 2005 Annual Meeting.

All options granted under our Director Option Program have a term of ten years and an exercise price equal to fair market value on the date of grant. After termination as a non-employee director, an optionee must exercise an option at the time set forth in his or her option agreement. If termination is due to death or disability, the option will accelerate in full and remain exercisable for 12 months. In all other cases, the option will remain exercisable for three months. However, an option may never be exercised later than the expiration of its term. A non-employee director may not transfer options granted under our Director Option Program other than by will or the laws of descent and distribution. Only the non-employee director may exercise the option during his or her lifetime.

In the event of our merger with or into another corporation or a sale of substantially all of our assets, all of the outstanding options granted pursuant to the Director Option Program become fully vested and exercisable.

Compensation Committee Interlocks and Insider Participation

During our fiscal year ended January 31, 2006, none of the individuals serving on the compensation committee was an officer or employee of Opsware, nor have any of these individuals served as an officer of Opsware at any other time. None of these individuals had any transactions of the type required to be disclosed under Item 404 of Regulation S-K. During our fiscal year ended January 31, 2006, no executive officer of Opsware served as a member of the board of directors or compensation committee of any entity that had one or more executive officers serving as a member of our Board or our compensation committee.

PROPOSAL TWO
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has selected Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending January 31, 2007. The Board recommends that stockholders vote for the ratification of such appointment. Although ratification of such appointment by stockholders is not required by our bylaws or otherwise, the Board has determined that it is desirable to request approval of this selection by the stockholders. Notwithstanding the selection, the audit committee, in its discretion, may direct the appointment of a new independent registered public accounting firm at any time during the year, if the audit committee feels that such a change would be in the best interests of Opsware and its stockholders. In the event of a negative vote on ratification, the audit committee will reconsider its selection.

Ernst & Young LLP has audited our financial statements annually since January 2000. Representatives of Ernst & Young LLP are expected to be present at the annual meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The Board unanimously recommends voting FOR the ratification of the appointment of
Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2007.

Principal Accountant Fees and Services

Set forth below are the fees paid for the services of Ernst & Young LLP in fiscal 2006 and fiscal 2005.

	Fiscal 2006	Fiscal 2005
Audit Fees	$1,349,048	$1,112,789
Audit-Related Fees	$—	$1,500
Tax Fees	$11,540	$30,000
Total:	$1,360,588	$1,144,289

Audit Fees consist of fees billed for professional services rendered by our independent registered public accounting firm for the audit of our annual financial statements included in our report on Form 10-K, the review of our quarterly financial statements included in our reports on Form 10-Q, the issuance of consents related to our filing of registration statements, and other services that generally only the independent registered public accounting firms reasonably can provide in connection with statutory and regulatory filings. The audit fees also include fees incurred in connection with Ernst & Young LLP’s audit of our internal control and related compliance required under Section 404 of the Sarbanes-Oxley Act of 2002.

Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements that are not reported under “Audit Fees.”

Tax Fees consist of fees billed for professional services rendered by our independent registered public accounting firm for tax compliance, tax advice, tax consultation and tax planning services.

The audit committee’s policy is to pre-approve all appropriate audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services and tax services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The audit committee may also pre-approve particular services on a case-by-case basis. The audit committee pre-approved all audit and permissible non-audit services provided by Ernst & Young LLP during fiscal 2006 in accordance with this policy.

The audit committee is sensitive to the concern that some non-audit services, and related fees, could appear to impair independence and the committee believes it important that independence be maintained. However, the committee also recognizes that in some areas, services that are identified by the relevant regulations as “tax fees” or “other fees” are sufficiently related to the audit work performed by Ernst & Young LLP that it would be highly inefficient and unnecessarily expensive to use a separate firm to perform those non-audit services. The audit committee intends to evaluate each such circumstance on its own merits, and to approve the performance of non-audit services where it believes efficiency can be obtained without compromising independence.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of common stock as of May 10, 2006, by:

•       our chief executive officer and four other most highly compensated executive officers who were serving as executive officers as of January 31, 2006;

•       each of our directors and the nominees for directors;

•       all executive officers and directors as a group; and

•       each person or entity known to us to own beneficially more than 5% of our common stock.

Applicable percentage ownership is based on 100,141,278 shares of common stock outstanding as of May 10, 2006. Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of May 10, 2006 are deemed outstanding. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite that stockholder’s name.

Name of Beneficial Owner	Total Shares Beneficially Owned	Percent of Shares Beneficially Owned
Directors and Executive Officers:
Marc L. Andreessen(1)	10,187,013	10.0%
Benjamin A. Horowitz(2)	5,625,201	5.5
Mark D. Cranney(3)	641,955	*
John L. O’Farrell(4)	1,171,463	1.2
Sharlene Abrams(5)	475,558	*
James E. Adkins(6)	444,339	*
Michael S. Ovitz(7)	945,812	*
Mike J. Homer(8)	754,376	*
William V. Campbell(9)	187,500	*
Simon M. Lorne(10)	92,416	*
Michelangelo A. Volpi(11)	104,797	*
All directors and executive officers as a group (14 persons)(12)	25,001,342	23.4%
5% Stockholders:
Delaware Management Holdings(13)	7,127,110	7.1%
Massachusetts Financial Services Company(14)	7,396,690	7.4
Wellington Management Company, LLP(15)	11,621,513	11.6
Gilder, Gagnon, Howe & Company, LLC(16)	5,271,106	5.3

*                    Represents less than 1% of our outstanding stock

(1)          Represents 7,153,785 shares held by Michael G. Mohr or Marc L. Andreessen (Trustees), Andreessen 1996 Living Trust, 1,438,000 shares held by the 1996 Andreessen Charitable Remainder Trust, Michael G. Mohr or Marc L. Andreessen (Trustees) and 1,595,228 shares issuable upon exercise of outstanding options held by Mr. Andreessen exercisable within 60 days of May 10, 2006.

(2)          Represents 3,906,450 shares held by the Horowitz Family Trust dated August 29, 1997, Benjamin A. and Felicia A. Horowitz, Trustees, 250,003 shares held by the Horowitz Children’s Trusts, all dated June 8, 2000, Jonathan Daniel as Trustee, and 1,468,748 shares issuable upon exercise of outstanding options held by Mr. Horowitz exercisable within 60 days of May 10, 2006.

(3)          Represents 191,435 shares held by Mr. Cranney individually (of which 187,500 shares were subject to a right of repurchase as of May 10, 2006) and 450,520 shares issuable upon exercise of outstanding options held by Mr. Cranney exercisable within 60 days of May 10, 2006.

(4)          Represents 13,124 shares held by the O’Farrell-Principe Living Trust (all of which are subject to a right of repurchase), 19,697 shares held by Mr. O’Farrell individually, and 1,138,642 shares issuable upon exercise of outstanding options held by Mr. O’Farrell exercisable within 60 days of May 10, 2006.

(5)          Represents 401,393 shares held by Ms. Abrams individually (of which 62,500 shares were subject to a right of repurchase as of May 10, 2006) and 74,165 shares issuable upon exercise of outstanding options held by Ms. Abrams exercisable within 60 days of May 10, 2006.

(6)          Represents 203,715 shares held by Mr. Adkins individually (of which 187,500 shares were subject to a right of repurchase as of May 10, 2006) and 240,624 shares issuable upon exercise of outstanding options held by Mr. Adkins exercisable within 60 days of May 10, 2006.

(7)          Represents 633,312 shares held by the Ovitz Family Limited Partnership, 150,000 shares held Mr. Ovitz individually, and 162,500 shares issuable upon exercise of outstanding options held by Mr. Ovitz exercisable within 60 days of May 10, 2006.

(8)          Represents 580,210 shares held by the Michael James Homer Trust dated June 3, 1998, 120,000 shares held by the Homer Family Partnership, and 54,166 shares issuable upon exercise of outstanding options held by Mr. Homer exercisable within 60 days of May 10, 2006.

(9)          Represents 75,000 shares held by Mr. Campbell individually and 112,500 shares issuable upon exercise of outstanding options held by Mr. Campbell exercisable within 60 days of May 10, 2006.

(10)   Represents 7,000 shares held by Mr. Lorne individually and 85,416 shares issuable upon exercise of outstanding options held by Mr. Lorne exercisable within 60 days of May 10, 2006.

(11)   Represents 84,631 shares held by Mr. Volpi individually and 54,166 shares issuable upon exercise of outstanding options held by Mr. Volpi exercisable within 60 days of May 10, 2006.

(12)   Represents 18,279,404 shares (of which 523,541 shares subject to a right of repurchase as of May 10, 2006) and 6,721,938 shares issuable upon exercise of outstanding options exercisable within 60 days of May 10, 2006.

(13)   Based solely on a Schedule 13G filed February 9, 2006. Delaware Management Holding’s address is 2005 Market Street, Philadelphia, Pennsylvania 19103.

(14)   Based solely on a Schedule 13G filed February 14, 2006. Massachusetts Financial Services Company’s address is 500 Boylston Street, Boston, Massachusetts 02116.

(15)   Based solely on a Schedule 13G filed February 14, 2006. Wellington Management Company, LLP’s address is 75 State Street, Boston, Massachusetts 02109.

(16)   Based solely on a Schedule 13G filed May 10, 2006. Gilder, Gagnon, Howe and Company, Inc.’s address is 1775 Broadway, 26th Floor, New York, New York 10019.

EXECUTIVE COMPENSATION

The following table sets forth summary information concerning compensation earned by or paid to our chief executive officer and four other most highly compensated executive officers who were serving as executive officers as of January 31, 2006 for services rendered in all capacities to us during our fiscal years ended January 31, 2006, 2005 and 2004. Other than the salary and bonus described below, we did not pay any executive officer named in the Summary Compensation Table any fringe benefits, perquisites or other compensation in excess of 10% of that executive officer’s salary and bonus during our fiscal years ended January 31, 2006, 2005 and 2004.

Summary Compensation Table

		Annual Compensation					Long Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary		Bonus		Other Annual Compensation	Restricted Stock Awards		Securities Underlying Options
Benjamin A. Horowitz	2006	$350,000		$187,500		—	$—		400,000
President and Chief Executive Officer	2005	345,000		190,000		—	—		400,000
	2004	290,000		150,000		—	—		400,000
Sharlene P. Abrams	2006	325,000		—		—	—		75,000
Chief Financial Officer	2005	325,000		—		—	—		80,000
	2004	276,250		—		—	—		—
John L. O’Farrell	2006	330,000		—		—	—		100,000
Executive Vice President of Business	2005	326,667		—		—	—		—
Development	2004	290,000		—		—	588,000	(1)	—
Mark D. Cranney	2006	250,000		238,254	(2)	—	1,406,000	(3)	225,000
Executive Vice President of Worldwide	2005	187,500	(4)	304,661	(5)	—	—		700,000
Field Operations	2004	—		—		—	—		—
James E. Adkins	2006	250,000		116,667		—	1,406,000	(3)	—
Executive Vice President of Products	2005	38,942	(6)	—		—	—		600,000
	2004	—		—		—	—		—

(1)             Mr. O’Farrell was granted 105,000 shares of restricted stock on August 19, 2003. The value of the restricted stock award shown in the table above is based upon the closing price per share of our common stock on the date of grant as reported on the NASDAQ National Market, which was $5.60. The value of the entire restricted stock award on the last trading day of our most recently completed fiscal year was $768,600, which is based upon a closing price per share of our common stock of $7.32 on January 31, 2006, as reported on the NASDAQ National Market. To the extent we declare or pay dividends on our common stock, Mr. O’Farrell shall be entitled to receive dividends on these shares of restricted stock. These shares are subject to a right of repurchase that lapses over a three-year period. The right of repurchase lapsed as to 50% of these shares on August 30, 2004 and lapses as to an additional 6.25% of these shares on the date that our insider trading window first opens following the public announcement of our earnings results for each fiscal quarter ending on or after October 31, 2004.

(2)             Represents sales commissions earned by Mr. Cranney during the fiscal year ended January 31, 2006.

(3)             Mr. Adkins and Mr. Cranney were each granted 200,000 shares of restricted stock on December 21, 2005. The value of the restricted stock shown in the table above is based upon the closing price per share of our common stock on the date of grant as reported on the NASDAQ National Market, which was $7.03. The value of the entire restricted stock award on the last trading day of our most recently completed fiscal year was $1,464,000, which is based upon a closing price per share of our common stock of $7.32 on January 31, 2006, as reported on the NASDAQ National Market. To the extent we declare or pay dividends on our common stock, Mr. Adkins and Mr. Cranney shall be entitled to receive dividends on these shares of restricted stock. These shares are subject to a right of repurchase that lapses ratably over a four-year period. The right of repurchase lapsed as to 6.25% of the total shares on March 10, 2006 and lapses as to an additional 6.25% of these shares on each date that our insider trading window first opens following the public announcement of our earnings results for each fiscal quarter ending on or after April 30, 2006.

(4)             Represents less than a full year of salary, as Mr. Cranney commenced his employment with us in May 2004.

(5)             Represents a one-time bonus of $125,000 paid upon commencement of Mr. Cranney’s employment and $179,661 in sales commissions earned by Mr. Cranney during the fiscal year ended January 31, 2005.

(6)             Represents less than a full year of salary, as Mr. Adkins commenced his employment with us in December 2004.

Option Grants in the Fiscal Year Ended January 31, 2006

The following table sets forth information regarding stock option grants during the fiscal year ended January 31, 2006 to our chief executive officer and four other most highly compensated executive officers who were serving as executive officers as of January 31, 2006.

	Individual Grants
	Number of Share Underlying Options	Percent of Total Options Granted to Employees in	Exercise Price	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Granted	Fiscal 2006	Per Share	Date	5%	10%
Benjamin A. Horowitz	400,000	9.0%	5.80	2/22/15	$1,458,530	$3,695,911
Sharlene P. Abrams	75,000	1.7	5.80	2/22/15	273,474	692,983
John L. O’Farrell	100,000	2.3	5.80	2/22/15	364,632	923,978
Mark D. Cranney	225,000	5.1	5.80	2/22/15	820,423	2,078,950
James E. Adkins	0	0.0	—	—	—	—

Options granted under our 2000 Incentive Stock Plan to new-hire employees generally vest and become exercisable over a four-year period: 1/4th of the shares subject to the option vest and become exercisable one year from the date of grant and an additional 1/48th of the shares vest and become exercisable each succeeding month. Options granted under our 2000 Incentive Stock Plan to employees in connection with performance reviews generally vest and become exercisable as to 1/48th of the shares each month over a four-year period. Options expire 10 years from the date of grant and are granted at an exercise price equal to the fair market value of our common stock on the date of grant. Options to purchase a total of 4,420,778 shares were granted to employees during the fiscal year ended January 31, 2006. During the fiscal year ended January 31, 2006, 657,597 shares were returned to our stock plans as a result of employee departures and terminations.

The assumed 5% and 10% annual rates of stock price appreciation from the date of grant to the end of the option term are provided in accordance with rules of the Securities and Exchange Commission and do not represent our estimate or projection of the future common stock price. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock, overall market conditions and the option holder’s continued employment through the vesting period.

Aggregated Option Exercises in the Fiscal Year Ended January 31, 2006
and Option Values at January 31, 2006

The following table sets forth information regarding the value realized on option exercises and the value of unexercised stock options held as of January 31, 2006 by each of our chief executive officer and four other most highly compensated executive officers who were serving as executive officers as of January 31, 2006.

	Number of Shares Acquired On Exercise	Value Realized	Number of Securities Underlying Unexercised Options at January 31, 2006		Value of Unexercised In-The-Money Options at January 31, 2006
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Benjamin A. Horowitz	—	—	1,316,664	633,336	$4,419,158	$1,106,842
Sharlene P. Abrams	—	—	55,518	99,482	$26,124	$87,876
John L. O’Farrell	176,686	$834,064	1,165,934	136,130	$3,726,843	$508,807
Mark D. Cranney	—	—	336,978	588,022	$150,623	$395,377
James E. Adkins	—	—	162,499	437,501	$149,499	$402,501

The value of unexercised in-the-money options at January 31, 2006 is calculated as the difference between the exercise price and $7.32, which was the closing price per share of our common stock as reported on the NASDAQ National Market on January 31, 2006, the last trading day of fiscal 2006.

Equity Compensation Plans

As of January 31, 2006, we maintained our 2000 Incentive Stock Plan and Employee Stock Purchase Plan, each of which was approved by our stockholders. Our 1999 Stock Plan and 2000 Stock Plan, each of which was terminated in connection with our initial public offering in March 2001, were also approved by our stockholders. The following table gives information about equity awards under all of our equity compensation plans as of January 31, 2006:

	(a)	(b)	(c)
Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options	Weighted-Average Exercise Price of Outstanding Options	Number of Shares Remaining Available for Equity Compensation Plans (Excluding Shares Reflected in Column (a))
Equity compensation plans approved by stockholders	16,917,311	$4.88	16,156,210 (1)
Equity compensation plans not approved by stockholders	—	—	—
Total	16,917,311		16,156,210

(1)          Of these, 11,929,802 shares remained available for grant under the 2000 Incentive Stock Plan and 4,226,408 shares remained available for grant under the Employee Stock Purchase Plan. The 2000 Incentive Stock Plan provides for an increase in the number of shares reserved for issuance under the plan on the first day of each fiscal year in an amount equal to the least of (i) 9,000,000 shares, (ii) 8% of the outstanding shares on such date (which percentage shall decrease to 6% beginning after 2007 and remain constant thereafter), or (iii) an amount determined by the Board. The Employee Stock Purchase Plan provides for an increase in the number of shares reserved for issuance under the plan on the first day of each fiscal year in an amount equal to the least of (i) 5,000,000 shares, (ii) 2% of the outstanding shares on such date, or (iii) an amount determined by the Board. The shares available for grant under the 2000 Incentive Stock Plan may be granted as restricted stock awards.

Change of Control and Severance Arrangements

Each of our stock plans provide that all awards granted under the plan will become fully vested and exercisable following a change of control if the successor corporation does not assume or substitute such awards. If an employee has a separate change of control arrangement that is more favorable than the one in our stock plans or an award was made under our Director Option Program, the more favorable change of control arrangement will prevail.

All grants made after September 19, 2001 under our 2000 Incentive Stock Plan provide that in the event that a grant recipient is involuntary terminated without cause within two years of a change of control or is terminated due to a work force reduction or job elimination, the vesting schedule of the award will be modified such that 1/48th of the shares subject to the award will be deemed to have vested each month after the vesting commencement date until such termination. In addition, the period of exercisability of a stock option will be extended to one year from the date of such termination.

Marc L. Andreessen.   In March 2003 and February 2004, Mr. Andreessen was granted an option to purchase 400,000 shares of our common stock at an exercise price of $1.85 per share and an option to purchase 400,000 shares of our common stock at an exercise price of $8.22 per share, respectively. These options vest and become exercisable as to 1/48th of the shares each month after the option grant. Upon a change of control, the vesting and exercisability of these options will be accelerated as to 50% of the shares subject to the option that have not vested at such time and an additional 1/24th of the shares subject to the option that have not vested at such time will vest and become exercisable each month following the change of control, so that all the shares subject to the option will be vested and exercisable on the date 12 months after the change of control. In addition, upon a termination of Mr. Andreessen’s employment without cause, the vesting and exercisability of these options will be accelerated in full.

Benjamin A. Horowitz.   In March 2003 and February 2004, Mr. Horowitz was granted an option to purchase 400,000 shares of our common stock at an exercise price of $1.85 per share and an option to purchase 400,000 shares of our common stock at an exercise price of $8.22 per share, respectively. These options vest and become exercisable as to 1/48th of the shares each month after the option grant. Upon a change of control, the vesting and exercisability of these options will be accelerated as to 50% of the shares subject to the option that have not vested at such time and an additional 1/24th of the shares subject to the option that have not vested at such time will vest and become exercisable each month following the change of control, so that all the shares subject to the option will be vested and exercisable on the date 12 months after the change of control. In addition, upon a termination of Mr. Horowitz’s employment without cause, the vesting and exercisability of these options will be accelerated in full.

Sharlene P. Abrams.   In October 2002, Ms. Abrams purchased 1,000,000 shares of our common stock at the then fair market value of $0.62 per share, of which 500,000 shares were subsequently transferred by Ms. Abrams. All of these shares are subject to a right of repurchase that lapses over a four-year period. The right of repurchase lapsed as to 25% of these shares on October 11, 2003 and the right of repurchase on the remaining shares will lapse ratably monthly thereafter. Upon an involuntary termination of Ms. Abrams’ employment without cause within 24 months of a change of control, the lapsing of the repurchase right will be accelerated as to all of the shares.

In February 2004, Ms. Abrams was granted an option to purchase 80,000 shares of our common stock at an exercise price of $8.22 per share. These options vest and become exercisable as to 1/48th of the shares each month after the option grant. Upon an involuntary termination of Ms. Abram’s employment without cause within 12 months of a change of control, the vesting and exercisability of these options will be accelerated in full.

John L. O’Farrell.   In October 2002, Mr. O’Farrell was granted an option to purchase 265,000 shares of our common stock at an exercise price of $0.47 per share. Upon an involuntary termination of

Mr. O’Farrell’s employment without cause within 12 months of a change of control, the vesting and exercisability of this option will be accelerated in full. In addition, upon an involuntary termination without cause or a constructive termination, he will receive a cash payment equal to 12 months of his then-current monthly salary and a cash payment equal to the value of his employee benefits for a period of 12 months.

In August 2003, Mr. O’Farrell was granted 105,000 shares of restricted stock at a price of $0.001 per share. These shares are subject to a right of repurchase that lapses over a three-year period. The right of repurchase lapsed as to 50% of these shares on August 30, 2004 and lapses as to 6.25% on the date that our insider trading window first opens following the public announcement of our earnings results for each fiscal quarter ending on or after October 31, 2004. Upon an involuntary termination of Mr. O’Farrell’s employment without cause within 12 months of a change of control, the lapsing of the repurchase right will be accelerated as to all of the shares.

Mark D. Cranney.   In May 2004 and August 2004, Mr. Cranney was granted an option to purchase 600,000 shares of our common stock at an exercise price of $7.73 per share and an option to purchase 100,000 shares of our common stock at an exercise price of $5.28 per share, respectively. These options vested and became exercisable as to 1/4th of the shares one year after the respective vesting commencement date and as to an additional 1/48th of the shares each month thereafter. Upon an involuntary termination of Mr. Cranney’s employment without cause within 12 months of a change of control, the vesting and exercisability of these options will be accelerated in full.

In December 2005, Mr. Cranney was granted 200,000 shares of restricted stock at a price of $0.001 per share. These shares are subject to a right of repurchase that lapses ratably over a four-year period. The right of repurchase lapsed as to 6.25% of the total shares on March 10, 2006 and lapses as to an additional 6.25% of the total shares on each date that our insider trading window first opens following the public announcement of our earnings results for each fiscal quarter ending on or after April 30, 2006. Upon an involuntary termination of Mr. Cranney’s employment without cause within 12 months of a change of control, the lapsing of the repurchase right will be accelerated as to all of these shares.

James E. Adkins.   In December 2005, Mr. Adkins was granted 200,000 shares of restricted stock at a price of $0.001 per share. These shares are subject to a right of repurchase that lapses ratably over a four-year period. The right of repurchase lapsed as to 6.25% of the total shares on March 10, 2006 and lapses as to an additional 6.25% of the total shares on each date that our insider trading window first opens following the public announcement of our earnings results for each fiscal quarter ending on or after April 30, 2006. Upon an involuntary termination of Mr. Adkin’s employment without cause within 12 months of a change of control, the lapsing of the repurchase right will be accelerated as to all of these shares.

REPORT OF THE COMPENSATION AND ORGANIZATIONAL DEVELOPMENT COMMITTEE REGARDING COMPENSATION

The following is the report of the compensation committee with respect to the compensation earned by executive officers for the fiscal year ended January 31, 2006. Actual compensation earned during the fiscal year ended January 31, 2006 by the chief executive officer and four other most highly compensated executive officers who were serving as executive officers as of January 31, 2006 is shown in the Summary Compensation Table above under “Executive Compensation.” The current members of the compensation committee are Mr. Campbell, Mr. Lorne and Mr. Volpi.

Introduction

The compensation committee establishes Opsware’s general compensation policies, and established the compensation plans and specific compensation levels for executive officers for the fiscal year ended January 31, 2006. The compensation committee strives to ensure that the executive compensation programs enable Opsware to attract and retain key people and motivate them to achieve or exceed key objectives.

The role of the compensation committee is to set the salaries and other compensation of Opsware’s executive officers and other key employees, and to make grants of stock-based incentive awards and to administer the stock option and other employee equity and bonus plans. The compensation committee has the authority to engage and has engaged the services of outside advisers to assist the committee in determining the compensation of such persons. The compensation committee’s charter reflects these various responsibilities. The compensation committee and the board periodically review and revise the charter. You may find a copy of the charter posted on Opsware’s website at http://www.opsware.com/company/governance.

The compensation committee meets at scheduled times once a quarter and holds additional meetings from time to time to review and discuss executive compensation issues. The compensation committee also considers and takes action by written consent.

General Compensation Philosophy

Opsware’s compensation philosophy for executive officers is to relate compensation to corporate performance and increases in stockholder value, while providing a total compensation package that is competitive and enables Opsware to attract, motivate, reward and retain key executive officers and employees. Accordingly, each executive officer’s compensation package may, in one or more years, be comprised of the following elements:

•       base salary that is designed primarily to be competitive with base salary levels in effect at high technology companies in the San Francisco Bay Area that compete with Opsware for personnel;

•       annual variable performance awards, such as bonuses, payable in cash and/or stock-based incentive awards, tied to the achievement of quantitative and/or qualitative performance goals approved by the compensation committee; and

•       long-term stock-based incentive awards which strengthen the mutuality of interest between Opsware’s personnel and its stockholders.

In preparing the Performance Graph for this proxy statement, Opsware used the Goldman Sachs Software Index as its published line-of-business index. The compensation practices of most of the companies in that index were not reviewed by Opsware when the compensation committee reviewed the compensation information described above because such companies were determined not to be competitive with Opsware for executive talent.

Executive Compensation

Base Salary.   The factors considered by the committee in determining base salaries and raises for fiscal 2006 varied depending on the position of each executive, but generally included the following factors: (1) the executive pay recommendations made by the chief executive officer (except in the case of the CEO himself); (2) managerial talent and the committee’s organizational assessment of Opsware’s leadership team and (3) other quantitative and qualitative factors, including the scope of the executive’s particular job, his or her performance in the job, the expected value of the executive’s future impact or contribution to Opsware’s success and growth, the executive’s prior experience and salary history and Opsware’s recent financial performance and market competitiveness.

Bonuses.   As part of its annual review of compensation for the fiscal year ended January 31, 2006, the compensation committee examined the overall compensation packages for each executive officer and approved bonus arrangements for a majority of the executive team, with target bonuses ranging from 15% to 100% of annual base salary. The bonus criteria vary for each executive officer, but are generally based on mutually agreed upon quantitative and qualitative performance goals and objectives. Bonus awards for the fiscal year ended January 31, 2006 were made after year-end in accordance with the criteria, and within the target bonus ranges, of these bonus arrangements. In addition, the compensation committee has periodically awarded additional cash bonuses to executive officers for particularly significant achievements or contributions.

Long-Term Stock-Based Incentive Awards.   The compensation committee believes that stock-based incentive awards, such as stock options, restricted stock awards, and stock appreciation rights, link the interests of executive officers with the long-term interests of Opsware’s stockholders by providing substantial incentive to officers to work towards maximizing stockholder value. Stock-based awards generally vest and become exercisable over a four-year period as a means of encouraging executive officers and other employees to remain with Opsware and to promote its success. Stock-based awards granted to executive officers and other employees generally have exercise prices equal to the market value of Opsware’s stock at the time of grant. This approach is designed to focus executive officers on the enhancement of stockholder value over the long term and encourage equity ownership in Opsware.

Opsware grants stock options in accordance with its 2000 Incentive Stock Plan. In the fiscal year ended January 31, 2006, stock options were granted to certain executive officers as incentives for them to become employees or to aid in the retention of executive officers and to align their interests with those of Opsware’s stockholders. Stock awards typically have been granted to executive officers when they first join Opsware. This initial grant is designed to be competitive with those of comparable companies for the level of the job that the executive officer holds and to motivate the executive officer to make the kind of decisions and implement strategies and programs that will contribute to an increase in the stock price of Opsware over time.

When assessing whether executives should receive stock option grants during the fiscal year ended January 31, 2006, the compensation committee considered many factors, including the executive’s ongoing contributions to Opsware, retention consideration (and the current amount of unvested equity awards held by each executive), past performance and the ability to create a long-term incentive to achieve or exceed Opsware’s financial goals. The number of shares subject to each stock option granted is within the discretion of the compensation committee and is based on anticipated future contribution and ability to impact Opsware’s results, past performance or consistency within the officer’s peer group and the number of unvested options held by the executive.

Other.   In addition to the foregoing, in the fiscal year ended January 31, 2006, executive officers were able to participate in compensation and benefit plans available to all employees, such as Opsware’s 401(k) retirement plan and employee stock purchase plan. Opsware does not make matching contributions to either the 401(k) or employee stock purchase plans.

Compensation for the Chief Executive Officer

Benjamin A. Horowitz has served as our President and Chief Executive Officer since September 1999. Mr. Horowitz’s base salary for the fiscal year ended January 31, 2006 was $350,000, which was unchanged from his base salary during the fiscal year ended January 31, 2005. Mr. Horowitz’s compensation was determined by the compensation committee in a manner consistent with the factors described above for all executive officers and was driven by several factors including the competitive marketplace, the critical importance of Mr. Horowitz’s position at Opsware, Opsware’s position in the rapidly evolving technology sector in which it operates, Mr. Horowitz’s relative ownership interest in Opsware and, most importantly, his performance.

At the beginning of the past fiscal year, the compensation committee set a target bonus opportunity for Mr. Horowitz of $150,000, which is approximately 40% of his base salary. To assist in the determination of Mr. Horowitz’s cash bonus award, the compensation committee established bonus criteria relevant to Mr. Horowitz, of which fifty percent of the criteria was tied to quantitative financial metrics, including bookings, operating income and recognized revenue targets, and the remaining fifty percent was tied to certain qualitative strategic and operational goals. After the fiscal year, the compensation committee determined that Mr. Horowitz had met or, in some cases, exceeded the criteria, and was entitled to a cash bonus of $187,500 in recognition of Opsware’s accomplishments under his leadership during the past fiscal year.

In addition, Mr. Horowitz was granted a stock option to purchase 400,000 shares of Opsware common stock during the past fiscal year. This option was granted at 100% of market value on the date of grant and is subject to monthly vesting over a four-year period beginning on the grant date. In granting these stock options, the compensation committee reviewed Mr. Horowitz’s existing equity holdings, their value as an incentive for future performance, the extent to which they had vested and the option grants awarded to continuing chief executive officers at comparable companies.

Compensation Limitations

Section 162(m) of the Internal Revenue Code and the regulations adopted thereunder by the Internal Revenue Service limit the tax deduction in any taxable year of publicly-held companies to $1.0 million for compensation paid to the chief executive officer and each of the four other most highly compensated executive officers. The regulations exclude from this limit performance-based compensation and stock options that satisfy specified requirements, such as stockholder approval. Having considered the requirements of Section 162(m), the compensation committee believes that option grants made pursuant to Opsware’s 2000 Incentive Stock Plan meet the requirements that such grants be “performance based” and are, therefore, exempt from the limitations on deductibility. Historically, the combined salary and bonus of each executive officer has been below the $1.0 million limit. The compensation committee’s present intention is to otherwise comply with Section 162(m), unless the compensation committee believes that these requirements are not in the best interest of Opsware or its stockholders.

Conclusion

Through the plans and policies described above, a significant portion of Opsware’s executive compensation is based on corporate and individual performance, as well as competitive pay practices. The compensation committee believes equity compensation is vital to the long-term success of Opsware. The compensation committee remains committed to this policy, recognizing the competitive market for talented executives. Going forward the compensation committee intends to continue to evaluate Opsware’s executive compensation plans, policies and programs, and will consider, among other things, the accounting treatment of stock options, dilution, the incentive value of various equity vehicles, the role of cash and equity and the need to retain key talent. The compensation committee believes that long-term stockholder value was enhanced by the corporate and individual performance achievements of Opsware’s executives in the fiscal year ended January 31, 2006.

We have reviewed all components of compensation paid to each of our executive officers during the fiscal year ended January 31, 2006, including annual base salary, target bonus, and equity compensation. Based on this review, the compensation committee finds such total compensation to be appropriate.

Respectfully submitted by:
William V. Campbell
Michelangelo A. Volpi
Simon M. Lorne

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Management is responsible for Opsware’s financial reporting process and its system of internal controls, and for the preparation of consolidated financial statements in accordance with U.S. generally accepted accounting principles. Opsware’s independent registered public accounting firm is responsible for auditing those financial statements. The audit committee of the Board monitors and reviews these processes. It is not the audit committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. Therefore, the audit committee has relied on (a) management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with U.S. generally accepted accounting principles, and that, together with other disclosures, they present fairly the company’s financial condition and the results of its operations, (b) the representations of the independent registered public accounting firm included in their report on Opsware’s financial statements, and (c) the responses of management and the independent registered public accounting firm to inquiries made of them by the audit committee.

The audit committee, which is comprised entirely of non-management directors, operates under a written charter, a copy of which is attached as Appendix A to this proxy statement. The current members of the audit committee are Mr. Campbell, Mr. Homer and Mr. Lorne.

The audit committee met eight times, in person or by conference call, during the fiscal year ended January 31, 2006. In those meetings, the audit committee generally reviewed matters of accounting policy, internal controls and accounting and auditing issues as they arose, as well as regularly monitored Opsware’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002. Subsequent to the fiscal year ended January 31, 2006, the audit committee reviewed and discussed the audited financial statements of Opsware for the fiscal year ended January 31, 2006 with management. In addition, the audit committee has discussed with Ernst & Young LLP, Opsware’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committee). The audit committee has also received the written disclosures and the letter from Ernst & Young LLP as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the audit committee has discussed the independence of Ernst & Young LLP with that firm.

The audit committee believes it is useful to meet periodically (1) by itself, (2) with Opsware’s independent registered public accounting firm, (3) with senior members of Opsware’s financial team, and (4) with Opsware’s outside legal counsel, in each instance with no other members of management present. Such separate meetings are not held on every occasion that the audit committee assembles, but they are held periodically. From time to time, the chairman of the audit committee, Mr. Lorne, conducts such discussions individually on behalf of the audit committee. Such meetings are held, among other reasons, to ensure that these individuals have an opportunity to communicate any concerns or issues regarding Opsware to the audit committee.

The audit committee has recommended to the Board and to Opsware’s stockholders that Ernst & Young LLP be retained as Opsware’s independent registered public accounting firm for the fiscal year ending January 31, 2007. However, the audit committee has the sole authority to appoint Opsware’s independent registered public accounting firm, and retains the right to oversee their activities and to make, or to recommend, a change in accounting firms at any time (without necessarily obtaining interim approval or ratification from Opsware’s stockholders).

Management of Opsware has reviewed with the audit committee the audited financial statements contained in Opsware’s Annual Report on Form 10-K and has discussed the desirability, not just the acceptability, of the accounting principles adopted, the reasonableness of significant accounting judgments and estimates (to the extent they are discretionary), the clarity of disclosures in the financial statements, and the overall fairness of the presentation of the financial statements and other information contained in Opsware’s Annual Report on Form 10-K.

Consistent with recent regulatory changes, including the Sarbanes-Oxley Act of 2002, the audit committee believes it is appropriate, in its meetings with representatives of Ernst & Young LLP, to ask representatives of that firm to address several questions that the audit committee believes are of particular importance, including the following:

•       Are there any significant determinations made by management in the preparation of the financial statements that, although consistent with GAAP and in all respects acceptable, the accountants would have preferred to have been made differently?

•       Based on the accountants’ experience, and their knowledge of Opsware, are there any respects in which they believe the financial statements could reasonably be modified to present to investors Opsware’s financial position and its performance more fairly? If so, what are they?

•       Based on the accountants’ experience, and their knowledge of Opsware, has Opsware implemented a level of internal controls that is appropriate for its stage of growth and development?

To the extent that such questions elicit responses that suggest a difference in view between Opsware’s management and the representatives of the independent registered public accounting firm, the audit committee will undertake further inquiry in an effort to understand the different views more completely and to ensure that it is satisfied with the nature and extent of Opsware’s public reporting and disclosure.

During the course of the fiscal year ended January 31, 2006, the audit committee continued to oversee management’s compliance with the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. In connection with this oversight, the audit committee received periodic updates provided by management and Ernst & Young LLP at committee meetings. At the conclusion of the process, management provided the audit committee with, and the audit committee reviewed, a report on the effectiveness of Opsware’s internal control over financial reporting. The audit committee also received and reviewed the report of management contained in Opsware’s Annual Report on Form 10-K for the fiscal year ended January 31, 2006, as well as Ernst & Young LLP’s Report of Independent Registered Public Accounting Firm included in Opsware’s Annual Report on Form 10-K related to its audit of (i) the consolidated financial statements and financial statement schedule, (ii) management’s assessment of the effectiveness of the internal control over financial reporting, and (iii) the effectiveness of internal control over financial reporting. The audit committee continues to oversee Opsware’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation in the fiscal year ended January 31, 2007.

In reliance on its reviews and discussions and the report of the independent registered public accounting firm, the audit committee has recommended to the Board, and the Board has approved, that the audited financial statements be included in Opsware’s Annual Report on Form 10-K for the year ended January 31, 2006.

Respectfully submitted by:
William V. Campbell
Michael J. Homer
Simon M. Lorne

PERFORMANCE GRAPH

Presented below is a line graph comparing the quarterly percentage change in the cumulative total stockholder return of our common stock, the NASDAQ Stock Market (U.S.) Composite Index and the Goldman Sachs Software Index. The line graph assumes that $100 was invested in our common stock, the NASDAQ Stock Market (U.S.) Composite Index and the Goldman Sachs Software Index on March 9, 2001, the date our common stock began trading on the NASDAQ National Market in connection with our initial public offering, and presents the quarterly return through January 31, 2006.

COMPARISON OF CUMULATIVE TOTAL RETURN AMONG OPSWARE INC., THE
NASDAQ STOCK MARKET (U.S.) COMPOSITE INDEX, AND THE GOLDMAN SACHS
SOFTWARE INDEX

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission. These persons are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of Forms 3, 4 and 5 furnished to Opsware during the fiscal year ended January 31, 2006, no director, officer, beneficial owner of more than 10% of its outstanding common shares, or any other person subject to Section 16 of the Exchange Act, failed to file on a timely basis during the fiscal year ended January 31, 2006.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the fiscal year ended January 31, 2006, there has not been any transaction or series of transactions to which we were or are a party in which the amount involved exceeded or exceeds $60,000 and in which any director, executive officer, holder of more than 5% of any class of the our voting securities or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than the transactions described above under “Directors’ Compensation” and “Executive Compensation” and those described below.

Indemnification

We have adopted provisions in our bylaws that provide for indemnification of our officers and directors and the advancement of expenses for defending a lawsuit to the full extent permitted under Delaware law. We have entered into indemnification agreements with each of our directors and officers. Such indemnification agreements require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

Conflict of Interest Policy

We intend to enter into transactions with our officers, directors, 5% stockholders and their affiliates only if these transactions are approved by the audit committee, are on terms no less favorable to us than could be obtained from unaffiliated parties and are reasonably expected to benefit us.

OTHER MATTERS

We know of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board may recommend.

Whether or not you expect to attend the meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage paid envelope so that your shares may be represented at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Jordan J. Breslow
General Counsel and Secretary
Sunnyvale, California
May 25, 2006

APPENDIX A

AMENDED AND RESTATED CHARTER OF THE
AUDIT COMMITTEE OF THE
BOARD OF DIRECTORS

As of February 25, 2003

I.                   Purpose

The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Opsware Inc. (the “Company”) is to assist the Board in fulfilling its statutory and fiduciary oversight responsibilities relating to the Company’s financial accounting, reporting and internal controls.

II.              Responsibilities and Activities

The following shall identify the principal responsibilities of the Committee, in each case followed by recurring activities of the Committee in support of those responsibilities. These activities are set forth as a guide with the understanding that the Committee may supplement them as appropriate and may establish policies and procedures from time to time that it deems necessary or advisable in fulfilling its responsibilities.

A.     Appoint and Oversee the Company’s Independent Auditors

1.      Appoint and, where appropriate, replace the independent auditors. Review the independence, performance, experience and qualifications of the independent auditors, and otherwise oversee the independent auditors.

2.      Review and consider for approval processes and procedures to ensure the continuing independence of the independent auditors. These processes shall include obtaining and reviewing, on at least an annual basis, a letter from the independent auditors describing all relationships between the independent auditors and the Company required to be disclosed by Independence Standards Board Standard No. 1, reviewing the nature and scope of such relationships, discussing these relationships with the independent auditors and discontinuing any relationships that the Committee believes could compromise the independence of the auditors.

3.      Pre-approve all audit and non-audit services to be provided by the independent auditors. These processes shall also include consideration of whether fees billed for information technology services and other non-audit services are compatible with maintaining the independence of the auditors.

4.      Consider for approval the fees and other significant compensation to be paid to the independent auditors.

B.     Review the Integrity of the Company’s Financial Statements

1.      Review the Company’s quarterly and annual financial statements, including any report or opinion by the independent auditors, prior to distribution to the public or filing with the SEC.

2.      In connection with the Committee’s review of the quarterly and annual financial statements, discuss with management and the independent auditors the Company’s selection, application and disclosure of critical accounting policies; any significant issues, events and transactions; any significant changes regarding accounting principles, practices, judgments or estimates; any significant disagreements among management and the independent auditors; and any proposed changes in accounting or financial reporting that may have a significant impact on the Company.

3.      In connection with the Committee’s review of the quarterly financial statements, discuss with the independent auditors and management the results of the independent auditors’ SAS 71 review of the quarterly financial statements.

4.      In connection with the Committee’s review of the annual financial statements:

•       Discuss any items required to be communicated by the independent auditors in accordance with SAS 61, as amended. These discussions should include the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles, potential alternative treatments of financial information within generally accepted accounting principles, the reasonableness of significant judgments, the clarity and overall fairness of the disclosures in the Company’s financial statements and any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

•       Recommend to the Board whether the annual financial statements should be included in the Annual Report on Form 10-K, based on (i) the Committee’s review and discussion with management of the annual financial statements, (ii) the overall fairness of the presentation, (iii) the Committee’s discussion with the independent auditors of the matters required to be discussed by SAS 61, and (iv) the Committee’s review and discussion with the independent auditors of the independent auditors’ independence and the written disclosures and letter from the independent auditors required by Independence Standards Board Standard No.1.

C.     Review the Company’s Controls

1.      Monitor the periodic reviews of the adequacy of the accounting and financial reporting processes and systems of internal control that are conducted by the independent auditors and by the Company’s financial and senior management;

2.      Establish procedures to receive information from the Company’s Disclosure Committee regarding the Company’s disclosure controls and internal controls.

3.      Discuss with the independent auditors and management their periodic reviews of the adequacy of the Company’s accounting and financial reporting processes and systems of internal control, including the adequacy of the systems of reporting to the Committee by each group.

4.      Monitor the Company’s compliance with legal and regulatory requirements as to financial accounting, reporting and internal controls.

D.    Assess the Company’s Risk Management

1.      Discuss with management the Company’s major risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

2.      Review on at least a quarterly basis the status of any legal or regulatory matters that could have a significant impact on the Company.

3.      Establish procedures to receive and process complaints regarding accounting, internal auditing controls or auditing matters, and for employees to make confidential, anonymous complaints regarding questionable accounting or auditing matters.

E.     Oversee the Company’s Disclosure and Reporting

1.      Review and discuss with management the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

2.      Review the Management’s Discussion and Analysis section of the Company’s Forms 10-Q and 10-K, and where appropriate, registration statements under the Securities Act of 1933, prior to filing with the SEC and discuss with management and the independent auditors.

F.               Facilitate Communication Among the Independent Auditors, the Company’s Senior Management and the Board

1.      Address any disagreements between management and the independent auditors regarding financial reporting.

2.      Review the reports that are required to be delivered by the independent auditors addressing: (i) all critical accounting policies, estimates and practices used; (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, the ramifications of each alternative and the treatment preferred by the independent auditors; and (iii) other material written communications and summaries of material oral communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.

3.      Provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial accounting, reporting and internal control matters that require the attention of the Board.

4.      Annually prepare a report to the Company’s stockholders for inclusion in the Company’s annual proxy statement as required by the rules and regulations of the SEC, as they may be amended from time to time.

G.    Approve Related Party Transactions

1.      Establish procedures to receive information from the Company’s Disclosure Committee regarding transactions between the Company and any related party, as defined by applicable law and the rules of The Nasdaq Stock Market.

2.      Review and consider for approval all such transactions.

H.    Other

1.      Perform any other activities required by applicable law, rules or regulations, including the rules of the SEC and any stock exchange or market on which the Company’s Common Stock is listed, and perform other activities that are consistent with this charter, the Company’s Bylaws and governing laws, as the Committee or the Board deems necessary or appropriate.

I.      Membership

All members of the Committee will be appointed by, and shall serve at the discretion of, the Board. Unless a chair is elected by the full Board, the members of the Committee may designate a chair by majority vote of the Committee membership. The Committee shall consist of three or more members of the Board, with the exact number being determined by the Board. Each member of the Committee shall be “independent” as defined by applicable law, including the rules and regulations of the SEC and The Nasdaq Stock Market, as they may be amended from time to time. Each member of the Committee shall have the ability to read and understand financial statements and at least one member shall qualify as a “financial expert” as required by the rules and regulations of the SEC and the Nasdaq Stock Market.

III.         Meetings and Administration

The Committee shall meet at least once each quarter and more frequently as determined to be appropriate by the Committee. The Committee shall meet at least once each quarter with the independent auditors, out of the presence of management, to review and discuss internal controls, the fullness and accuracy of the Company’s financial statements and any other matters that the Committee or the auditors believe should be discussed privately with the Committee. The Committee shall also meet at least once each quarter with management about internal controls, the fullness and accuracy of the Company’s financial statements and any other matters that the Committee, the auditors or management believe should be discussed.

The Committee shall maintain minutes of meetings and periodically report to the Board on significant matters related to the Committee’s responsibilities.

IV.           Charter Review

The Committee shall review and reassess the adequacy of the Committee’s charter at least annually. Submit the charter to the Board for review and approval and include a copy of the charter as an appendix to the Company’s proxy statement as required by the rules and regulations of the SEC.

V.                General Authority

In order to fulfill its responsibilities, the Committee shall have unrestricted access to Company personnel and documents, shall have authority to direct and supervise an investigation into any matters within the scope of its duties, and shall have authority to retain such outside counsel, experts and other advisors as it determines to be necessary to carry out its responsibilities. The Company shall provide appropriate funding to the Committee, as determined by the Committee, for payment of compensation to the independent auditors and to any outside advisors employed by the Committee pursuant to this charter.

While the Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors.

OPSWARE INC.

599 NORTH MATHILDA AVENUE
SUNNYVALE, CALIFORNIA 94085

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF OPSWARE INC.
FOR THE ANNUAL MEETING OF STOCKHOLDERS ON JUNE 20, 2006

The undersigned hereby constitutes and appoints Marc L. Andreessen and Benjamin A. Horowitz, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders to be held at the Sheraton Hotel, 1100 North Mathilda Avenue, Sunnyvale, California, on Tuesday, June 20, 2006 at 9:30 a.m., Pacific Time, and at any adjournments or postponements thereof, on all matters coming before said meeting. If no contrary indication is made the proxy will be voted for Proposals One and Two, and in accordance with the judgment of the persons named as proxies herein on any other matters that may properly come before the annual meeting.

(TO BE CONTINUED AND SIGNED ON REVERSE SIDE.)

Please date, sign and mail your proxy card as soon as possible.

Annual Meeting of Stockholders of

OPSWARE INC.

June 20, 2006

\/ Please Detach and Mail in the Envelope Provided \/

/x/ Please mark your votes as in this example.

1.	ELECTION OF THE	IN FAVOR OF	WITHHOLD		William V. Campbell
	NOMINEES LISTED AT	NOMINEES	AUTHORITY TO		Michael S. Ovitz
	RIGHT TO THE	☐	VOTE FOR ALL	Nominees:
	OPSWARE INC. BOARD		NOMINEES		Michelangelo A.
	OF DIRECTORS.		☐		Volpi

FOR all nominees, except authority withheld to vote for the following nominee(s):

2.	RATIFICATION OF SELECTION OF		FOR	AGAINST	ABSTAIN
	ERNST & YOUNG LLP AS OPSWARE’S		☐	☐	☐
INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM FOR FISCAL YEAR
ENDING JANUARY 31, 2007.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted IN FAVOR of the election of the directors named in this proxy card and FOR Proposal Two.

TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY.

THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE ACCOMPANYING NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT FOR THE JUNE 20, 2006 ANNUAL MEETING OF STOCKHOLDERS.

Stockholder Signature(s):	Stockholder Printed Name(s):	Date:

NOTE:    Please sign your name exactly as it appears hereon. Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears hereon. If a corporation, please sign in full corporate name as President or other authorized officer. If a partnership, please sign in partnership name by authorized person.